Exhibit 10.3
FIRST AMENDMENT TO THE REGISTRATION RIGHTS AGREEMENT
This FIRST AMENDMENT (this “Amendment”), dated as of March 8, 2011, to the Registration Rights Agreement, dated as of November 10, 2010, between Primo Water Corporation, a Delaware corporation (the “Company”), and Culligan International Company, a Delaware corporation (“Culligan”) (the “Registration Rights Agreement”), is made between the Company and Culligan. Capitalized terms used in this Amendment without definition shall have the meanings ascribed to such terms in the Registration Rights Agreement.
A. On March 8, 2011, the Company, Primo Refill Canada Corporation (the “Buyer”), Culligan and Culligan of Canada, Ltd. (the “Seller”) entered into an Asset Purchase Agreement (the “Second Purchase Agreement”) pursuant to which the Buyer agreed to acquire certain assets in exchange for cash and equity securities of the Company, all as more fully described in the Second Purchase Agreement.
B. The Seller has designated that the equity securities of the Company to be issued to the Seller pursuant to the Second Purchase Agreement shall instead be issued directly to Culligan.
C. It is a condition to the Closing under the Second Purchase Agreement that this Agreement be executed by the parties and delivered to the Seller on the Closing Date (as such term is defined in the Second Purchase Agreement).
Now, therefore, the parties hereto agree as follows:
1. Definition of Registrable Securities. The definition of Registrable Securities in Section 8 of the Registration Rights Agreement shall be amended by deleting clause (i) and replacing it with the following clause (i):
(i) any equity securities of the Company issued to Culligan as consideration under the Purchase Agreement or that certain Asset Purchase Agreement, dated as of March 8, 2011, among the Company, Primo Refill Canada Corporation, Culligan and Culligan of Canada, Ltd.
2. Confirmation of Registration Rights Agreement. Other than as expressly modified pursuant to this Amendment, all of the terms, covenants and other provisions of the Registration Rights Agreement are hereby ratified and confirmed and shall continue to be in full force and effect in accordance with their respective terms.
3. References. All references to the Registration Rights Agreement (including “hereof,” “herein,” “hereunder,” “hereby” and “this Agreement”) shall refer to the Registration Rights Agreement as amended by this Amendment.
4. Miscellaneous. The provisions of Section 9 of the Registration Rights Agreement shall apply to this Amendment mutatis mutandis.
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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

PRIMO WATER CORPORATION
By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

CULLIGAN INTERNATIONAL COMPANY
By:	/s/ Susan E. Bennett
	Name:	Susan E. Bennett
	Title:	Senior Vice President, General Counsel
and Secretary